Exhibit 10.22

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE HORIZON THERAPEUTICS PLC HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO HORIZON THERAPEUTICS PLC IF PUBLICLY DISCLOSED.

SUPPLY AGREEMENT

Dated: August 3, 2015

between

CREALTA Pharmaceuticals LLC

and

NOF CORPORATION

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (“Agreement”) is made and entered into on the 3rd day of August, 2015 by and between CREALTA Pharmaceuticals LLC., a Delaware limited liability company with offices at 150 S. Saunders Rd., Suite 130, Lake Forest, IL 60045, U.S.A. (“CREALTA”), and NOF CORPORATION, a corporation duly organized under the laws of Japan, located at 20-3, Ebisu 4-chome, Shibuya-ku, Tokyo, 150-6019, Japan (“NOF”),

WITNESSETH :

WHEREAS CREALTA is a specialty pharmaceutical company undertaking the research, development, manufacturing, and marketing of therapeutic products for the treatment of diseases;

WHEREAS NOF carries on the business of manufacture and supply of pharmaceutical materials, and has certain proprietary technology of the Activated PEG (as defined below); and

WHEREAS NOF is willing to supply the Activated PEG to CREALTA and CREALTA is willing to accept and purchase such supply from NOF on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	“Activated PEG” shall mean [***] further details of which are set out in the Specification (as defined below).

1.2

“Affiliate” shall mean a company that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the company specified. For the purpose of this definition, control shall mean the direct or indirect ownership of more than fifty percent (50%) or, if not more than fifty percent (50%), the maximum percentage as allowed by applicable law of (i) the stock of shares entitled to vote for the election of directors or (ii) ownership interest.

1.3

“BLA” shall mean a regulatory application filed with a governmental agency in a country or a group of countries for the purpose of lawfully marketing, selling, distributing, importing, exporting, manufacturing, developing or using a therapeutic or prophylactic product for the treatment or prevention of a disease or physical condition; A BLA shall include, without limitation, a Product License Application or Marketing Authorization in the European Union, and a Biologics License Application or a New Drug Application in the United States.

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1.4

“cGMP” shall mean the current principles and guidelines of good manufacturing practice and general biologics product standards as contained in US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) in relation to the production of pharmaceutical intermediates and active pharmaceutical ingredients, as interpreted by ICH Harmonized Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients, Q7A, as shown in detail on the Quality Agreement as each may be amended from time to time, all subject to any arrangements, additions or clarifications agreed from time to time between the Parties in the Quality Agreement. In the event that there exists any difference or discrepancy between the Quality Agreement on one hand and above principles, guidelines and standards on the other, the Quality Agreement shall prevail.

1.5	“Effective Date” shall mean the date of this Agreement first referenced above.

1.6	“FDA” shall mean the United States Food and Drug Administration.

1.7

“Force Majeure” shall mean any unforeseeable occurrence beyond the reasonable control of a Party that prevents the performance by that Party of any of its obligations hereunder arising from or attributable to acts, events, non-happenings, omissions, accidents or any other similar cause which is unforeseeable and beyond the reasonable control of such Party.

1.8

“Legal Requirements” shall mean (i) any present and future national, state, local or similar laws (whether under statute, rule, regulation or otherwise) and (ii) requirements under permits, orders, decrees, judgments or directives, and requirements of applicable Regulatory Agencies (including, without limitation, cGMP) (with respect to each of the foregoing, as amended or revised from time to time).

1.9	“Party” shall mean either CREALTA or NOF, as is appropriate in the given context and the plural shall mean both CREALTA and NOF.

1.10

“Quality Agreement” shall mean the list of responsibilities of the Parties relating to cGMP activities, a copy of which is attached hereto as Exhibit D and incorporated herein by reference. The Quality Agreement shall be updated from time to time by mutual written agreement of the Parties.

1.11	“Quarterly” shall mean a period of three (3) consecutive months commencing on 1 January, 1 April, 1 July, and 1 October in each calendar year during the Term of this Agreement.

1.12

“Regulatory Agency” shall mean with respect to the United States, the FDA, or, in the case of a country in the Territory other than the United States, such other appropriate regulatory agency with similar responsibilities.

1.13	“CREALTA Products” shall mean [***].

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1.14

“Specification” shall mean the agreed upon procedures, requirements, standards and other items set forth in the attached Exhibit A which is incorporated herein by reference. Exhibit A shall be updated from time to time by mutual written agreement of the Parties hereto.

1.15	“Third Party” shall mean any person or party other than CREALTA, NOF and their respective Affiliates.

1.16	“Year” shall mean the twelve (12) month period commencing on the Effective Date and any subsequent anniversary of the Effective Date.

1.17	References to the singular shall be deemed to include the plural and vice versa.

1.18	References to statutory provisions shall include the same as amended or re-enacted from time to time, whether before or after the date hereof.

ARTICLE 2

COMMENCEMENT OF SUPPLY

2.1	Intentionally Blank.

2.2

Commencement of Supply. The commencement of supply of Activated PEG pursuant to this Agreement shall not occur until such a time as CREALTA shall have submitted to NOF a Forecast (as defined below), where such Forecast shall include a Firm Order (as defined below) which shall not require delivery of any Activated PEG in less than [***] from the date of the submission of the Firm Forecast (hereafter the, “Supply Commencement Date”).

ARTICLE 3

MANUFACTURE AND SUPPLY

3.1

Manufacture and Supply. In furtherance of the manufacturing CREALTA Products to be used as a drug or device for the treatment of [***] or other diseases and conditions involving [***] (hereinafter, the “Field”), NOF agrees to manufacture and supply the Activated PEG to CREALTA or CREALTA’s designated agent in accordance with the terms of this Agreement and CREALTA agrees not to use, transfer or otherwise dispose of the Activated PEG for any other purpose. NOF further confirms that all orders placed by CREALTA for the Activated PEG will be manufactured under cGMP. The parties agree that the nominal batch size for the production of Activated PEG pursuant to this Agreement shall be approximately [***]; CREALTA shall provide Forecasts (as hereinafter defined) for Activated PEG and place orders in quantities no less than [***] per shipment.

3.2	Forecasting and Orders. CREALTA shall forecast and order the Activated PEG as follows:

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(a)

Not less than [***] prior to the Supply Commencement Date and Quarterly thereafter, CREALTA shall provide to NOF a rolling [***] forecast, starting from the Supply Commencement Date, of its expected quarterly requirements for the Activated PEG (“Forecast”), the first [***] of which shall be binding (a “Firm Forecast”) and the last [***] of which shall be non-binding. The Forecast will include the required delivery dates and delivery locations for the Activated PEG, such delivery dates to be no sooner than [***] days from the date of transmission of the Forecast to NOF. The Forecast will be updated Quarterly by CREALTA. The non-binding portions of the Forecast, the last [***], may be modified by CREALTA plus or minus [***]% upon each quarter becoming a Firm Forecast provided, however, that the total amount of the non-binding portions of the Forecast may not increase or decrease by [***], plus or minus, within such non-binding [***] period unless the parties shall agree otherwise.

(b)

Within [***] days of receipt of the Forecast and each quarterly updated Forecast, NOF shall reply in writing whether it will agree to meet the required Forecast and delivery dates. If, despite the use of best commercial efforts, NOF projects that it is unable to agree to the Forecast or updated Forecast and the delivery dates set forth therein, the Parties shall use their reasonable efforts to agree to a revised Forecast and delivery dates. Provided, however, that NOF shall not modify the delivery dates for any Firm Forecast previously accepted by NOF unless there has been an increase or decrease to the quantity specified by CREALTA in the updated Forecast. Additionally, the parties agree that time is of the essence in resolving any dispute arising hereunder and shall use their best efforts to agree upon a revised Forecast as soon as possible.

(c)

CREALTA shall place binding written purchase orders setting forth delivery dates of each quarter for the Activated PEG based on the Firm Forecast and updated Firm Forecasts at least [***] before the agreed upon delivery date (“Firm Order”).

3.3

Delivery. NOF shall deliver such quantities of Activated PEG to CREALTA as agreed upon by the parties in accordance with the terms of Section 3.2 herein; such quantities shall be delivered on or before the dates agreed upon by the Parties in accordance with Section 3.2. Promptly after shipment of the Activated PEG to CREALTA, NOF shall notify shipping information to CREALTA in writing by invoice or other documentation. Delivery shall be [***] (Incoterms 2000) or to such other location as may be directed by CREALTA in the applicable Firm Order. NOF shall ship the Activated PEG, properly packaged and labeled in accordance with the Specifications, to CREALTA or CREALTA’s designee. If the Activated PEG is not delivered in accordance with this Agreement, both Parties agree to consult with each other to rectify the non-delivery within [***] days after receiving request for consultation from either Party.

3.4	Delivery Documentation. Prior to shipping the Activated PEG as set forth in Section 3.3, NOF shall send to CREALTA a Certificate of Analysis (“C of A”) certifying the conformance of the

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Activated PEG to the Specification and with all warranties set forth in ARTICLE 4, which C of A will be signed by the head of the Quality Assurance unit at NOF’s manufacturing facility. The C of A shall be sent to the attention of CREALTA’s designated party from time to time prior to the release of the shipment by NOF. Provided, however, that CREALTA shall refer to and state the above requirements on every Firm Orders. The original C of A shall accompany the shipment of the Activated PEG. NOF shall have the responsibility of authorizing the release of any Activated PEG ordered and prior to shipment of the Activated PEG NOF shall supply the C of A to CREALTA as set forth above.

3.5	Minimum Purchase There are no minimum yearly purchase requirements.

3.6	Intentionally Blank.

3.7

Supply Failure. In the event that NOF is unable to supply at least [***] percent ([***]%) of CREALTA’s Firm Forecast quantities (hereinafter, a “Supply Failure”), then both parties agree to meet and use their best efforts to solve such Supply Failure.

3.8

Exclusivity of Purchase and Supply. CREALTA agrees that for CREALTA Products, it shall procure Activated PEG from NOF on an exclusive basis and shall not purchase or otherwise procure Activated PEG from any Third Party during the Term of the Agreement; provided, however, that in the event a Supply Failure shall occur, CREALTA shall have the right, but not the obligation, to obtain such quantities of Activated PEG as it may require for such a period of time until the Supply Failure has been remedied to CREALTA’s reasonable satisfaction.

ARTICLE 4

QUALITY

If there is any inconsistency between any provision of this ARTICLE 4 and that of the Quality Agreement, the latter shall prevail.

4.1	Quality Control.

(a)	NOF shall perform, or cause to be performed, quality control tests and procedures in accordance with the Quality Agreement to verify that each batch of the Activated PEG conforms to the Specification.

(b)

NOF will make available to CREALTA any other relevant information, documents and/or data pertaining to the manufacturing and testing of the Activated PEG. In addition, if the Activated PEG deviates from the Specification, the variance and non-conformance data and records shall promptly be reported in writing to CREALTA.

4.2

Rejection. Within [***] days following the day on which CREALTA or CREALTA’s designated agent, as the case may be, receives delivery of the Activated PEG or the C of A (whichever is the later), CREALTA shall have the right to reject the Activated PEG batch (or part

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thereof) which fails to conform to the applicable Specification or otherwise fails to conform to warranties given by NOF set forth in ARTICLE 5, provided that this Section 4.2 shall not apply if the failure to conform to applicable Specification is due to any action or inaction on the part of CREALTA. Any such rejection shall be made by written notice to NOF specifying the manner in which all or part of such batch fails to meet the foregoing requirements.

4.3

Failure to Conform. If any batch of the Activated PEG fails to conform to the Specification or otherwise fails to conform to the warranties set forth in ARTICLE 5 for any reason, CREALTA shall, at NOF’s election (a) return such batch to NOF at NOF’s direction and expense within [***] days following the date of written notice of rejection by CREALTA pursuant to Section 4.2, or (b) destroy such batch and provide to NOF certification of such destruction in a form reasonably acceptable to both NOF and CREALTA.

4.4

Refund. Payment for any Activated PEG shall not be deemed acceptance if at a later date such batch is rejected pursuant to Section 4.2 or fails to conform pursuant to Section 4.3, and NOF shall refund the price of all rejected Activated PEG to CREALTA within [***] days of the rejection of the Activated PEG.

4.5

Samples and Records. NOF shall prepare and keep batch records and shall retain samples, properly stored in accordance with the Quality Agreement, from each batch of the Activated PEG manufactured by NOF. NOF shall comply with cGMP in retaining batch records and samples. NOF shall prepare and keep complete and accurate records of all the Activated PEG manufactured for CREALTA consistent with cGMP requirement. Subject to the confidentiality obligations set out in ARTICLE 6, CREALTA or its designee shall have access to all such records and samples on reasonable notice and during normal business hours. In the event CREALTA requires records or documentation, other than those to be maintained by NOF as described above, to file applications to a Regulatory Authority, NOF will assist CREALTA in the preparation of such records and documentation to the extent requested by CREALTA and at CREALTA’s expense.

4.6

Presence at Facility. CREALTA shall have the right, from time to time, to assign a reasonable number of its employees or representatives to visit NOF’s manufacturing facility and any other relevant location (e.g. warehouse) for [***] days per Year (or such other period as may be agreed by the Parties in the event that any material non-compliance with the terms of this Agreement or in the manufacture of the Activated PEG is discovered) in order to inspect, discuss and review the activities performed by NOF under this Agreement and to verify NOF’s compliance with the warranties in ARTICLE 5 with respect to the Activated PEG. The presence of CREALTA’s employees or representatives shall in no way relieve NOF of any of its obligations under this Agreement.

ARTICLE 5

WARRANTIES AND LIABILITY

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5.1	Warranties. NOF hereby covenants, represents and warrants to CREALTA that:

(a)

On the date of shipment from Japan of the Activated PEG sold by NOF to CREALTA hereunder and until acceptance by CREALTA pursuant to the terms of this Agreement, the subject Activated PEG will comply with all requirements of this Agreement and shall comply with the Specification and conform to the information shown on the C of A and reports provided for the particular batch according to Section 3.4 hereof; additionally, such Activated PEG shall have not less than [***] expiry dating on the date of shipment from NOF to CREALTA or CREALTA’s designee.

(b)

To the best knowledge of NOF, no technology used in the manufacture of Activated PEG is the subject of any third party intellectual property rights but NOF shall not warrant that the Activated PEG and the technology shall be free from any claims of infringement upon patents and any other intellectual property rights of any third party.

(c)

At the time that title to the subject shipment of Activated PEG passes to CREALTA pursuant to the terms of this Agreement, NOF shall have good title thereto which shall pass to CREALTA free and clear of any and all liens, encumbrances, or any other possessory or financial interests.

(d)	Permits. NOF has and shall maintain all necessary licenses, permits and registrations for the manufacture of the Activated PEG and supply of the same hereunder.

5.2

Consequential Damages. In no event shall either Party be liable, whether under this Agreement or otherwise, for any indirect or consequential damages (including without limitation loss of profits, loss of opportunity, interruption of business, loss of goodwill, and the costs of cover), suffered by the other Party and arising out of any breach of this Agreement or out of any dispute relating thereto.

5.3

Indemnity by CREALTA. CREALTA shall defend, indemnify and hold NOF, NOF’s Affiliates and their directors, officers, employees and agents (collectively “NOF INDEMNITEES”) harmless for all losses, liabilities, damages and expenses (including reasonable attorney’s fees and costs) resulting from all claims, demands, actions and other proceedings by any third party to the extent arising from: (a) the breach of any representation, warranty or covenant of CREALTA contained in this Agreement; (b) the research, development, manufacturing, commercialization or marketing of CREALTA Products; or (c) the negligence, recklessness or willful misconduct of CREALTA in the performance of its obligations under this Agreement.

5.4

Indemnity by NOF. NOF shall defend, indemnify and hold CREALTA, CREALTA’s Affiliates, and their directors, officers, employees and agents (collectively “CREALTA INDEMNITEES”) harmless for all losses, liabilities, damages and expenses (including reasonable attorney’s fees and costs) resulting from all claims, demands, actions and other proceedings by any third party to the extent arising from: (a) the breach of any representation, warranty or covenant of NOF

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contained in this Agreement; or (b) the negligence, recklessness or willful misconduct of NOF in the performance of its obligations under this Agreement.

5.5

Exclusion from CREALTA Indemnity. The Parties agree that the Activated PEG supplied hereunder will be used solely for the purpose of manufacturing CREALTA Products. The Parties further agree that the indemnity given by CREALTA in relation to CREALTA Products in Section 5.3(b) above shall not apply if the claim, demand, action or other proceeding can reasonably be shown by CREALTA to be solely due to NOF’s fault in the manufacture of the Activated PEG to CREALTA under this Agreement.

5.6

Indemnification Procedures. A Party seeking indemnification under this ARTICLE 5 (the “INDEMNIFIED PARTY”) shall give prompt notice of the claim to the other Party (the “INDEMNIFYING PARTY”) and, provided that the INDEMNIFYING PARTY is not contesting the indemnity obligation, shall permit the INDEMNIFYING PARTY to control any litigation relating to such claim and disposition of any claim as the settlement or disposition relates to the INDEMNIFIED PARTY being indemnified under this ARTICLE 5, and the INDEMNIFYING PARTY shall not settle or otherwise resolve any claim without prior notice to, and the consent of, the INDEMNIFIED PARTY, if such settlement involves any remedy other than the payment of money by the INDEMNIFYING PARTY, such consent not to be unreasonably withheld, delayed or denied. The INDEMNIFIED PARTY shall cooperate with the INDEMNIFYING PARTY in its defense of any claim for which indemnification is sought under this ARTICLE 5, at the INDEMNIFYING PARTY’s expense.

5.7

Insurance. Each Party, at its own expense, shall maintain (with a reputable insurer or through self-insurance) comprehensive general liability insurance, including product liability insurance, in the amount of [***] US dollars ($[***]) per occurrence. Each Party shall maintain such insurance from the Effective Date, and shall from time to time provide copies of certificates of such insurance to the other Party upon its request.

5.8

Limitation on Liability. Notwithstanding the foregoing provisions to the contrary, both Parties agree that NOF’s liability arising from or in connection with any claim under this Agreement including Section 5.5 above and/or relative to the Activated PEG shall be limited to [***] US dollars ($[***]) for any particular Year in which such claim is made against NOF.

5.9	Each Party warrants that:

(a)	It has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

(b)

The execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations existing as of the effective date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under, and are not

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prohibited or materially restricted by, any contractual obligations of such Party or any of its Affiliates existing as of the effective date; and

(c)

Such party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval or the approval or consent of any Third Party, and the person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action.

5.10	No Warranty. NOF gives no warranties in respect of the Activated PEG other than as expressly provided in this ARTICLE 5.

ARTICLE 6

CONFIDENTIALITY

6.1

Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the Parties, the Parties agree that, for the Term of the Agreement and for [***] Years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose other than as provided in this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential” or, by necessary implication, considered confidential, including information derived from a site visit to NOF’s facility by CREALTA (hereinafter “Confidential Information”). Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that it, its Affiliates and sublicensees (or prospective sublicensees) and all of their employees, agents, and consultants only make use of Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

6.2

Notwithstanding the foregoing, the provisions of Section 6.1 hereof shall not apply to information or Confidential Information that the receiving Party can conclusively establish through contemporaneous written documentation:

(a)	is in the public domain other than by acts of the receiving Party or its Affiliates in contravention of this Agreement;

(b)	was permitted to be disclosed by prior written consent of the other Party;

(c)

has become known to the receiving Party by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party on a confidential basis;

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(d)	prior to disclosure under this Agreement, was already in the possession of the receiving Party, its Affiliates or sublicensees;

(e)	is independently developed without use of the Confidential Information disclosed to it or its Affiliates by the other Party;

(f)

is required to be disclosed by the receiving Party to comply with any applicable law, regulation or court order, or (in the case of CREALTA) to obtain authorisations to conduct clinical trials with, and to commercially market CREALTA Product(s), provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosure.

6.3

No Confidential Information is to be disclosed or made available to an Affiliate, an agent, consultant, licensee, potential licensee or clinical investigator who is a Third Party, unless such Third Party who is to receive or have such Confidential Information made available to it shall:

6.3.1 be made aware of its confidential nature; and

6.3.2 be bound by confidentiality obligations similar to those under this Agreement.

Any breaches of the confidentiality obligations contained herein by such Affiliate or Third Party shall be considered to be breaches of such obligations by the Party whose Affiliate is to receive or have such Confidential Information made available to it or the Party who has retained such Third Party.

6.4

Notwithstanding the foregoing, in the event a receiving Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 6.2 (f), it will, to the extent permitted by law, use its best efforts to give reasonable advance notice to the other Party of such disclosure and use its best efforts to secure confidential treatment of such information.

6.5

This Agreement. The Parties agree that the contents of this Agreement shall be considered Confidential Information of the Parties. The Parties will consult with each other and agree on the provisions of this Agreement to be redacted in any filings made by the Parties to the Securities and Exchange Commission or as otherwise required by law or regulation, such agreement not to be unreasonably withheld, delayed or denied; provided further that no redactions shall be requested or required which would make any filing contemplated hereunder untruthful or incomplete or otherwise incompliant with relevant Legal Requirements. Notwithstanding the foregoing, each Party shall have the right to disclose in confidence the material terms of this Agreement to the parties retained by such Party to perform legal, accounting or similar services and who have a need to know such terms in order to provide such services.

ARTICLE 7

PRICE AND PAYMENT

7.1

Supply Price. The price payable by CREALTA to NOF for the Activated PEG manufactured and supplied by NOF pursuant to CREALTA’s Firm Orders (“Supply Price”) shall be as set out in Exhibit C, and the price for each order shall be calculated based on CREALTA’s total Forecast for the Year in which the order is placed regardless of whether NOF shall complete delivery in the Year in which it is ordered. By way of example, if CREALTA’s Forecast for a particular Year is for [***] of the Activated PEG, then orders placed during that Year will be charged at US $[***]. If at the end of any Year actual orders purchased by CREALTA do not fall within the applicable quantity range of the original Forecast, then the Price for the Activated PEG purchased during that Year shall be adjusted to reflect that actual volume of Activated PEG purchased by CREALTA, provided, however, if the actual amount purchased by CREALTA is less than Forecasted due to [***], then the Price for the Activated PEG purchased by CREALTA shall be based on [***]. Upon adjustment, if necessary, either CREALTA shall pay to NOF or NOF shall credit to CREALTA, as applicable, the balance based on the said adjustment. Any amounts owing by CREALTA to NOF pursuant to this provision shall be remitted within [***] days of CREALTA’s receipt of a reconciliation statement which sets forth in specific detail the amounts purchased by CREALTA during the Year in question; any credits owing by NOF to CREALTA shall be applied to [***]. Provided, however, that CREALTA shall pay to NOF only such amount as corresponds with the amount of Activated PEG which is actually delivered to CREALTA or CREALTA’s designee pursuant to the terms of this Agreement.

7.2

Supply Price Modifications. During each Year, both Parties agree to discuss in good faith and agree to any increases or decreases in the Supply Price for the following Year which are required as a result of any demonstrable change in circumstances directly related to the manufacture and supply by NOF of the Activated PEG under this Agreement. Any such agreed change to the Supply Price shall take effect on the first day of the following Year, provided that such agreed change to the Supply Price shall have been agreed upon no later than [***] days prior to the effective date of such change becoming effective. Unless otherwise agreed by both Parties in writing, the Supply Price shall not be increased or decreased more than once in each Year. Anything to the contrary notwithstanding, no increase to the Supply Price for any Year shall exceed the previous Years’ percentage increase in the United States Consumer Pricing Index.

7.3

Payment. NOF shall invoice CREALTA for the Activated PEG upon shipment pursuant to Section 3.3. CREALTA shall pay all undisputed amounts within [***] days of the date of receipt of a proper invoice from NOF. Without prejudice to any existing remedy NOF may have at law or contract, if CREALTA fails to pay on the due date any amount which is payable to NOF hereunder, then CREALTA shall pay to NOF interest on such amount from the date

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payment fell due until actual payment, such interest being equal to [***] percent ([***]%) above the [***] rate fixed at the date the payment fell due.

ARTICLE 8

TERM AND TERMINATION

8.1	Term. Unless earlier terminated under the provisions hereof, the term of this Agreement (“Term of Agreement”) shall be the period of five (5) Years from the Effective Date.

8.2

Material Breach. Either Party may terminate the Agreement forthwith by notice in writing to the other Party if the other Party commits a material breach of this Agreement which (in the case of a breach capable of remedy) is not remedied within 30 days of the receipt by the other Party of notice identifying the breach and requiring its remedy.

8.3

Insolvency. Either Party may terminate the Agreement forthwith by notice in writing to the other Party if the other Party ceases for any reason to carry on business or compounds with or convenes a meeting of its creditors or has a receiver or manager appointed in respect of all or any part of its assets or is the subject of an application for an administration order or of any proposal for a voluntary arrangement or enters into liquidation (whether compulsorily or voluntarily) or undergoes any analogous act or proceedings under foreign law.

8.4	Termination tor Convenience. Either Party may terminate this Agreement hereunder at any time without cause, on twenty-four (24) months prior written notice to the other Party.

8.5	Intentionally Blank.

8.6

Effect of Termination on Additional Supply of Activated PEG. If NOF terminates this Agreement pursuant to Section 8.4 or if CREALTA terminates this Agreement pursuant to Section 8.2 or Section 8.3, then NOF shall supply to CREALTA such amounts of Activated PEG that CREALTA shall order through the effective date of such termination in accordance with such Forecasts and Firm Forecasts as may be submitted according to the terms of this Agreement. Furthermore, at CREALTA’s election, NOF agrees that it shall supply to CREALTA additional quantities of Activated PEG as CREALTA may require for up to an additional period of twenty-four (24) months subsequent to the effective date of termination, provided, however, CREALTA shall provide to NOF with Forecasts, Firm Forecasts and purchase orders setting forth the quantities of Activated PEG to be supplied by NOF pursuant to this provision, all in accordance with the terms of this Agreement.

8.7	Intentionally Blank.

8.8

Survival. The following Sections shall survive termination of this Agreement: 3.1, 3.2, 3.3, 3.4, Article 4, Article 5, Article 6, 7.1, 7.3, 8.6 and any other Section which by its wording implies that it is intended to survive the termination or expiration of this Agreement.

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ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1

Assignment. Neither this Agreement, any rights nor any interest hereunder shall be assignable by either Party without prior written consent of the other Party, such consent not to be unreasonably withheld, except that this Agreement may be assigned by either Party without consent to a Third Party that acquires more than fifty percent (50%) of such Party’s assets. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment that does not comply with this Section shall be void.

9.2

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.3

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by courier services, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to CREALTA, addressed to:

CREALTA Pharmaceuticals LLC

150 S. Saunders Rd., Suite 130

Lake Forest, IL 60045 USA

Attn: Sr. Director Global Supply Chain

Fax: +01-847-234-0019

If to NOF, addressed to:

NOF CORPORATION

Yebisu Garden Place Tower

20-3, Ebisu 4-chome,

Sibuya-ku, Tokyo, 150-6019, Japan

Attention: DDS Development Department

Fax: +81-3-5424-6769

9.4	Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

9.5

Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

9.6	Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

9.7	Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, USA.

9.8

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.9

No Publicity. No oral or written release of any statement, information, advertisement, press release or publicity matter having any reference to either Party, express or implied, shall be used by the other Party or on the other Party’s behalf, unless and until such matter shall have first been submitted to and received the approval in writing of the Party whose name is being used.

9.10

Dispute Resolution. All disputes, controversies or differences which may arise between the Parties hereto, out of or in relation to or in connection with this Agreement, which cannot be satisfactorily settled by the Parties, shall be finally settled by arbitration in the State of New York, the United State of America, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in the English language. The award shall be final and binding upon both Parties. Judgment upon the award may be entered in any court having jurisdiction thereof.

9.11

Independent Contractors. This relationship between Parties created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

9.12

Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such Force Majeure to the other Parties. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party shall have used reasonable efforts to avoid such occurrence and to commence and continue to take reasonable and diligent actions to cure such Force Majeure.

9.13	Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Signed for and on behalf of CREALTA Pharmaceuticals LLC		Signed for and on behalf of NOF CORPORATION

Signature	/s/ Richard Crowley	Signature	/s/ [***]
Name:	Richard Crowley	Name:	[***]
Position:	Sr. VP operations and QA	Position:	[***]
Date:	August 11, 2015	Date:	August 5, 2015

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Exhibit A: Specification

Parameter	Specification	Test
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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Exhibit B: CREALTA’s Minimum Purchase Obligations on a per Year basis

There will be no minimum annual purchase quantities. The only obligation for purchase of activated PEG is specified in Section 3.2.

Exhibit C: Supply Price (price per purchase order quantity)

Amount Purchased during Year (Forecast)	Price per [***] ordered during Year
[***]	[***]
[***]	[***]
[***]	[***]

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Exhibit D: Quality Agreement

Supplier Quality Assurance Agreement

for NOF Corporation

Version 1.0 (DRAFT)

CREALTA

PHARMACEUTICALS LLC

CREALTA Pharmaceuticals LLC

150 S. Saunders Rd., Suite 130

Lake Forest, IL 60045

1.0	Purpose and Scope

The following document defines the Quality Assurance (QA) responsibilities between CREALTA Pharmaceuticals LLC (CREALTA) and NOF Corporation (NOF). This agreement applies to all product(s) pursuant to the Supply Agreement entered into between CREALTA and NOF.

2.0	General

2.1.

Approval of this Quality Agreement implies adherence by both parties to applicable regulatory requirements for the manufacture of pharmaceutical or biological products, or products used in finished drug products, as defined in 21 CFR Part 210 and the International Conference on Harmonization guidance Q7A, Good Manufacturing Practices for Active Pharmaceutical Ingredients.

2.2.	NOF will make available to CREALTA any relevant information, documents, and/or data pertaining to the manufacturing and testing of product(s).

2.3.	Effective date of this Quality Agreement is the date of the last approval signature.

2.4.	CREALTA responsibilities or activities as stated in this Agreement shall in no way relieve NOF of any obligations under this Agreement.

2.5.	All Agreement amendments must be documented as an addendum. All amendments must be approved, at a minimum, by CREALTA QA and NOF QA. Legal and Regulatory review and/or approval shall be considered.

3.0	Definitions

3.1.	Business Day shall mean Monday through Friday excluding government holidays.

3.2.	Deviation shall mean an event or result that is different from the expected event or result as defined in procedures.

3.3.	Out of Specification (OOS) shall mean any intermediate or finished product test result that is different from the result defined in the specification.

4.0	cGMP Quality Systems and cGMP Activities

4.1.	Manufacturing and Sampling

4.1.1.	NOF shall manufacture and sample according to NOF approved procedures and batch records.

4.1.2.	NOF shall sample and retain sufficient amounts of all product lots in accordance with current good manufacturing practices (cGMP).

4.2.	Testing and Conformance

4.2.1.	NOF will test all product(s) intended for use by CREALTA or CREALTA’s third-party contractors per validated and NOF approved methods.

4.2.2.	NOF will ensure test results are compared to, and meet, approved product specification.

4.2.3.	All OOS and atypical results will be managed according to NOF approved deviation procedures.

4.3.	Stability

4.3.1.	NOF shall perform the appropriate stability testing to ensure a minimum expiry period of [***] from the date of manufacture.

4.3.2.	Stability testing and program shall be defined by NOF approved procedures.

4.4.	Disposition

4.4.1.	All products shall have a disposition status of Quarantine, Released / Approved, or Rejected.

4.4.2.	Only products with a Released or Approved status shall be transferred to CREALTA or CREALTA third-party contractors (refer to Section 3.4 of the Supply Agreement).

4.4.3.

CREALTA, or CREALTA’s third-party contractors, shall have the right to reject within [***] calendar days any lot/batch of product which fails to conform to the applicable specifications or otherwise fails to conform to warranties given by NOF set forth in ARTICLE 5 of the Supply Agreement, provided that the failure to conform is not due to any action or inaction on the part of CREALTA or CREALTA’s third-party contractors. Any such rejection shall be made in writing to NOF from CREALTA specifying the manner in which all or part of the batch fails to meet the requirements. Refer to Section 4 of the Supply Agreement for returning to NOF those lots/batches which fail to conform.

4.4.4.	Disposition shall be controlled by NOF approved procedures.

4.5.	Labeling

4.5.1.	Products shall be appropriately labeled to ensure product identity, lot number, product code, expiration and/or retest date(s), handling and storage requirements.

4.5.2.	Labeling shall be controlled by NOF approved procedures.

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4.6.	Handling and Shipping

4.6.1.	All products shall be handled and shipped in such a manner that shall ensure product quality.

4.6.2.	Prior to shipping, all product containers will be inspected by NOF for integrity, cleanliness, and appropriate labeling.

4.6.3.	Product shipped shall have a minimum remaining expiry of [***].

4.6.4.	A Certificate of Analysis (C of A) will be provided for each product lot shipped (refer to Section 3.4 of the Supply Agreement).

4.6.5.	C of A shall contain at least the product name, lot/batch number, tests, specifications, results, manufacturing date and location, expiration date/retest date, and appropriate approvals.

4.6.6.	Handling and shipping shall be controlled by NOF approved procedures.

4.7.	Change Control

4.7.1.

Planned deviations made to the manufacturing process, testing, and other processes used to ensure product quality must be managed through a formal change management process or a formal deviation management process.

4.7.2.

NOF will utilize a documented system for the control of changes to raw materials, packaging materials, suppliers, manufacturing facilities, equipment, manufacturing processes, batch size, specifications, sampling, testing, disposition requirements, and certificates of analysis.

4.7.3.	Critical change shall be reviewed and approved by CREALTA QA, CREALTA Manufacturing, and CREALTA Regulatory in writing prior to implementation.

4.7.4.

CREALTA Regulatory shall have the responsibility for determining the regulatory impact of any proposed change. CREALTA Regulatory will determine the classification and requirements for notification to, or approval by, the FDA.

4.7.5.	CREALTA is responsible for communicating any changes to the FDA relative to the finished drug product and / or any application to which CREALTA is the sponsor.

4.7.6.	NOF will ensure that all changes are evaluated and qualified in accordance with FDA and International Conference on Harmonization (ICH) guidance documents.

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4.8.	Corrective Action / Preventive Action (CAPA)

4.8.1.	NOF will have a formal CAPA program to ensure unplanned deviations are identified and corrected following occurrence, and potential deviations are identified and prevented prior to occurrence.

4.8.2.	Critical unplanned deviation shall be communicated to CREALTA prior to the shipment to CREALTA.

4.8.3.	Any unplanned deviation from the manufacturing process, testing, and other processes used to ensure product quality must be managed through a formal investigation system defined by procedures.

4.8.4.	All unplanned deviations will be thoroughly and appropriately investigated in order to identify root cause(s) and corrective actions in a timely manner.

4.8.5.	NOF will utilize a documented system for control of investigations and corrective and preventive action(s).

4.8.6.	Unplanned deviations shall be identified prior to product disposition.

4.9.	Audits

4.9.1.	Internal

a.	NOF shall have a formal internal audit process controlled by NOF approved procedures.

4.9.2.	Supplier

a.	CREALTA shall have the authority to audit NOF at most [***] per calendar year.

b.	Audits shall not exceed [***] business days, unless otherwise agreed upon by NOF and CREALTA.

c.	CREALTA has the authority to request additional audits should quality issues dictate. NOF shall make every reasonable attempt to accommodate such requests.

d.	CREALTA shall provide NOF with a written report within [***] business days following audit completion.

e.	NOF shall provide CREALTA with a written response to the audit report detailing corrective / preventive action(s) within [***] business days following receipt of CREALTA’s audit report.

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f.	CREALTA shall review NOF’s response and provide written approval of action(s) or request additional information within [***] business days following the receipt of NOF’s response.

g.	Reasonable attempts shall be made by both parties to reach an agreeable conclusion in a timely manner.

4.9.3.	Regulatory

a.	NOF will communicate within [***] business days any Regulatory audit observations that impact the quality of product(s) supplied to CREALTA or CREALTA third-party contractors.

4.10.	Equipment and Facilities

4.10.1.	Validation

a.	All equipment and facilities used to manufacture and test products intended for transfer to CREALTA or CREALTA third-party contractors shall be validated to ensure adequacy for intended use.

b.	NOF shall have a formal validation process that includes validation and re-validation requirements.

c.	Validation shall be controlled by NOF approved procedures.

4.10.2.	Maintenance

a.	Equipment and facilities shall be maintained to ensure product quality.

b.	NOF shall have a formal maintenance program that includes procedures defining periodic and preventive maintenance, documentation, and work orders.

c.	Maintenance shall be controlled by NOF approved procedures.

4.10.3.	Environment

a.	The manufacturing and testing conducted by NOF shall be in suitably controlled environments, and will be regularly monitored for parameters critical to the process.

b.	Facilities shall provide adequate space to prevent product mix-up and contamination.

c.	Activities shall be controlled by NOF approved procedures.

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4.11.	Training

4.11.1.	Personnel shall be trained on applicable procedures and systems.

4.11.2.	NOF shall have a formal training program to ensure personnel are adequately trained and qualified to perform assigned activities.

4.11.3.	Training shall be controlled by procedures.

4.12.	Organization and Personnel

4.12.1.	NOF shall have adequate staffing to ensure product quality, adherence to requirements, and management oversight.

4.12.2.	Personnel shall have job descriptions.

4.12.3.	The Quality Unit shall have the appropriate authority to ensure product quality and compliance.

4.13.	Documentation

4.13.1.	All GMP activities shall be governed by NOF QA reviewed and approved standard operating procedures.

4.13.2.	All GMP activities shall be recorded.

4.13.3.	NOF shall have formal systems to ensure GMP activities are recorded and that all GMP documents are maintained, controlled, and retained.

4.13.4.

CREALTA, or CREALTA’s third-party contractors, shall have access to all documentation for the product(s) provided to CREALTA or CREALTA’s third-party contractors on reasonable notice and during normal business hours. Such requests shall be made during audits.

4.13.5.	NOF will assist CREALTA or CREALTA’s third-party contractors when documents other than those typically maintained by NOF are required in case of requirement from regulatory authority.

4.13.6.	Documentation shall be controlled by procedures.

4.14.	Resolution of Quality Issues

4.14.1.	NOF shall make reasonable effort to correct, in accordance with this agreement, all quality issues.

4.14.2.	NOF and CREALTA shall communicate openly regarding quality issues and reasonable attempts at issue resolution shall be made.

4.14.3.	Unresolved issues shall be elevated to the appropriate NOF and CREALTA leadership.

4.15.	Product Review

4.15.1.	Products shall be reviewed periodically to ensure a consistent, quality product is produced.

4.15.2.	Documentation and system reviews shall be conducted periodically to ensure changes and corrective / preventive actions did not adversely impact product quality.

Revision History

Effective Date	Version	Changes	Prepared By
Date of last approval signature	1.0	New Quality Agreement

Approvals

	Print Name	Signature	Date
Prepared By

CREALTA Quality Assurance

CREALTA Regulatory

NOF Quality Assurance:

NOF Manufacturing

Exhibit E: CREALTA Products

As used in this Agreement, “CREALTA Products” shall mean [***].

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